Exhibit 99.1
FOR IMMEDIATE RELEASE:

DIGITAL ANGEL ANNOUNCES SECOND QUARTER 2011 FINANCIAL RESULTS

SO. ST. PAUL, MN, August 19, 2011 - Digital Angel (OTC Bulletin Board: DIGA), an advanced technology company in the field of emergency identification solutions, today announced financial results for the second quarter and six-months ended June 30, 2011.

Joseph Grillo, Digital Angel’s Chief Executive Officer, commented, “We are adapting to changes in our business following the sale of Destron Fearing and the SARBE division of Signature Industries.  Establishing a new corporate structure to minimize expense and maximize the value of our remaining business is our top priority.”

“The Board of Directors will meet in September to make decisions on a number of key issues, including plans to fund special cash dividends for shareholders,” Grillo added.  “Subject to compliance with Delaware law, we expect the first special cash dividend to be paid before the end of the year, and estimate the distribution to be around $0.15 per share of common stock.  The actual amount and timing will be determined as we begin to recognize the benefits of our consolidated corporate structure.”

“Our attention at this time continues to focus on reorganizing our corporate structure in a cost efficient manner, maximizing the effort of Signature Industries to reach milestones on its contract with the UK Ministry of Defense to supply personal emergency location beacons, or PELS, and, going forward, exploring any and all opportunities to maximize shareholder value,” Grillo concluded.

Operational Highlights

•	The sale of Destron Fearing was approved by shareholder vote on July 14, 2011 and the transaction closed on July 22, 2011.

•
With the closing of the Destron Fearing transaction, Digital Angel has begun to satisfy debt obligations and outstanding liabilities, and is expecting to fund a special cash dividend for shareholders by the end of the fourth quarter.

•	Signature Industries Limited closed the definitive agreement to sell its SARBE unit for approximately $2.4 million on June 15, 2011.

•	Following the closing of the SARBE transaction, progress has been made in the fulfillment of the PELS contract, which was not included as part of the sale of the SARBE unit.

•	As expected, field trials for the PELS contract commenced in July and remain on-going. This is a key step in the progress of the contract with the UK Ministry of Defense.

The financial results are shown in the data tables below.  Investors who have questions about the results of the second quarter or related to the Company’s operational progress are encouraged to contact the Digital Angel investor relations at (212) 896-1206.

About Digital Angel

Digital Angel (OTCBB: DIGA) is a distributor of two-way communications equipment in the U.K.  Products offered range from conventional radio systems used by the majority of its customers, for example, for safety and security uses and construction and manufacturing site monitoring, to trunked radio systems for large scale users, such as local authorities and public utilities.  In addition, the Company is in the process of completing a contract to supply the U.K. Ministry of Defense with its personal emergency location, or PELS, beacons.  For further information please visit www.digitalangel.com.

Safe Harbor Statement

This press release contains certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations regarding the Board of Directors’ decisions regarding the amount and timing of special dividends, the cost efficiencies to be realized from the corporate reorganization, the expected performance on the PELS contract, and the overall impact of these and other recent developments on the Company's financial results. These forward-looking statements are based on the Company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Additional information about these and other factors that could affect the Company's businesses is set forth in the Company's Form 10-K under the caption "Risk Factors" filed with the Securities and Exchange Commission ("SEC") on March 31, 2011, as amended on From 10-K/A on May 2, 2011, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contacts:
Digital Angel Corporation
KCSA Strategic Communications
Rob Fink
212-896-1206
digitalangel@kcsa.com

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets Data
(in thousands)

	June 31,	December 31,
	2011	2010
Assets	(unaudited)
Current assets
Cash and cash equivalents	$494	$268
Accounts receivable, net	465	358
Inventories	209	196
Other current assets	1,609	1,096
Current assets of discontinued operations	13,356	15,003
Total current assets	16,133	16,921

Property and equipment, net	68	100
Other assets, net	134	460
Other assets of discontinued operations, net	16,721	18,448
Total assets	$33,056	$35,929

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current maturities of long-term debt	$993	$192
Accounts payable.	2,046	1,924
Advances from factors	51	121
Accrued expenses.	3,790	4,281
Deferred gain on sale	755	584
Current liabilities of discontinued operations	14,318	13,794
Total current liabilities	21,953	20,896

Long-term debt and notes payable	500	14
Warrant liabilities	878	362
Other liabilities	244	244
Other liabilities of discontinued operations	15	1,905
Total liabilities	23,590	23,421

Total stockholders’ equity	9,466	12,508
Total liabilities and stockholders’ equity	$33,056	$35,929

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations Data
 (in thousands, except per share data)

	For the Three-Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)

Revenue	$1,060	$749

Cost of sales	601	288

Gross profit	459	461

Selling, general and administrative expenses	1,509	2,407
Restructuring, severance and separation expenses	—	1,060

Operating loss	(1,050)	(3,006)

Interest and other income (expense), net	1,414	117
Interest expense	(411)	(39)

Loss from continuing operations before provision for income taxes e	(47)	(2,928)

Provision for income taxes	—	—

Loss from continuing operations	(47)	(2,928)

(Loss) income from discontinued operations	(1,535)	1,157

Net loss	(1,582)	(1,771)

Loss attributable to the non controlling interest, continuing operations	6	15
Loss (income) attributable to the non controlling interest, discontinued operations	9	(16)

Net loss attributable to Digital Angel Corporation	$(1,567)	$(1,772)

(Loss) income per common share – basic and diluted
Loss from continuing operations	$(0.00)	$(0.10)
(Loss) income from discontinued operations	(0.05)	0.04
Net loss	$(0.05)	$(0.06)

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations Data
 (in thousands, except per share data)

	For the Six-Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)

Revenue	$1,874	$1,575

Cost of sales	1,065	874

Gross profit	809	701

Selling, general and administrative expenses	3,438	4,828
Restructuring, severance and separation expenses	—	1,201

Operating loss	(2,629)	(5,328)

Interest and other income (expense), net	2,127	(293)
Interest expense	(1,953)	(94)

Loss from continuing operations before provision for income taxes e	(2,455)	(5,715)

Provision for income taxes	—	(2)

Loss from continuing operations	(2,455)	(5,717)

(Loss) income from discontinued operations	(746)	2,831

Net loss	(3,201)	(2,886)

Loss attributable to the noncontrolling interest, continuing operations	19	31
Income attributable to the noncontrolling interest, discontinued operations	(1)	(27)

Net loss attributable to Digital Angel Corporation	$(3,183)	$(2,882)

(Loss) income per common share – basic and diluted
Loss from continuing operations	$(0.08)	$(0.21)
(Loss) income from discontinued operations	(0.03)	0.10
Net loss	$(0.11)	$(0.11)